Exhibit 99.1

July 27, 2005

Tetra Tech Reports Third Quarter Results

Pasadena, California.  Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the third quarter ended July 3, 2005.  Overall, the Company achieved its earnings and revenue guidance.  Last quarter, the Company made a strategic decision to exit the wireless communications business, and that strategy is being accomplished according to the Company’s plan.

Third Quarter Results

Revenue for the third quarter was $349.6 million, down 6.9% from $375.5 million for the same quarter last year, primarily due to the exit from wireless communications.  Revenue, net of subcontractor costs, for the quarter was $242.6 million, down 7.8% from $263.2 million for the same quarter last year.  Income from operations for the third quarter was $15.3 million compared to $17.4 million for the same period last year.  Net income for the third quarter was $7.4 million compared to $9.0 million for the same period last year.  Diluted earnings per share was $0.13 compared to $0.16 for the same period last year.

Nine Month Results

Revenue for the nine months ended July 3, 2005 was $990.8 million, down 5.1% from $1,044.0 million for the same period last year, primarily due to the exit from wireless communications.  Revenue, net of subcontractor costs, for the first nine months of fiscal 2005 was $695.5 million, a decrease of 7.0% from $747.7 million for the first nine months of fiscal 2004.  Including the non-cash impairment charge of $105.6 million, loss from operations for the first nine months of fiscal 2005 was $131.1 million compared to income from operations of $65.3 million for the same period last year.  Net loss for the first nine months of fiscal 2005 was $108.5 million, compared to net income of $35.0 million for the same period last year.  Diluted loss per share for the first nine months of fiscal 2005 was $1.92 compared to diluted earnings per share of $0.61 for the same period last year.

In thousands, except EPS (preliminary)

	Three Months Ended		Nine Months Ended
	July 3, 2005	June 27, 2004	July 3, 2005		June 27, 2004
Revenue	$349,616	$375,527	$990,771		$1,044,024
Revenue, Net of Subcontractor Costs	242,641	263,174	695,547		747,697
Income/(Loss) from Operations	15,342	17,439	(131,115	)*	65,345
Net Income/(Loss)	7,404	9,031	(108,526	)*	35,002
Earnings/(Loss) Per Share (EPS):
Basic	$0.13	$0.16	$(1.92	)*	$0.63
Diluted	$0.13	$0.16	$(1.92	)*	$0.61

Weighted Average Common Shares Outstanding:
Basic	56,808	56,104	56,640		55,831
Diluted	57,002	57,157	56,640		57,339

*  Reflects a non-cash impairment charge in the second quarter of approximately $105.6 million for goodwill and other identifiable intangible assets, based on the requirements of SFAS No. 142 - Goodwill and Other Intangible Assets.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of corporate transactions that may be completed after the date of this release.  The Company continues to exit from its non-core construction-related business and has uncovered certain possible irregular activities at one of its operating units that are currently being investigated.  Although absolute assurance cannot be given at this time, the Company does not believe that the completion of this investigation will require material changes to its financial statements.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted earnings per share for the fourth quarter of fiscal 2005 to be in the range of $0.15 to $0.17.  Revenue, net of subcontractor costs, for the fourth quarter is expected to range from $240 million to $250 million.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the third quarter results through a link posted on the Company’s web site at www.tetratech.com on July 28, 2005 at 8:00 a.m. (PDT).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering and technical services.  With nearly 8,000 associates located in the United States and internationally, the Company supports commercial and government clients in the areas of resource management, infrastructure and communications.  Tetra Tech’s services include research and development, applied science and technology, engineering design, program management, construction management, and operations and maintenance.

CONTACT: Mike Bieber at (626) 351-4664

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements.  Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: fluctuations in quarterly operating results; the impact of downturns in the financial markets and reductions in government budgets; volatility of common stock value; concentration of revenues from government agencies and funding disruptions by these agencies; failure to properly manage projects; acquisition strategy risks; management of growth strategy; use of the percentage-of-completion method of accounting; adverse resolution of an IRS examination; loss of key personnel or the inability to attract and retain qualified personnel; implementation of the enterprise resource planning system; international operations risks; credit risks associated with commercial clients; violations of government contractor regulations; competitive bidding for government contracts; the affect of a negative government audit; the inability to accurately estimate contract risks, revenue and costs; backlog cancellation and adjustments; client base consolidation; failure of partners to perform on joint projects; inability to find qualified subcontractors; changes in existing environmental laws, regulations or programs; competition; restrictive covenants in debt agreements; risks of professional and other liabilities; adverse resolution of litigation; conflict of interest issues; changes in accounting for equity-related compensation; expenses associated with corporate governance; and disruption of operations due to computer viruses or terrorism.  Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change.  Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year.  Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

TETRA TECH, INC.

Condensed Consolidated Statements of Operations

(Unaudited - in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	July 3, 2005	June 27, 2004	% Change	July 3, 2005	June 27, 2004	% Change

Revenue	$349,616	$375,527	-6.9	$990,771	$1,044,024	-5.1
Subcontractor costs	106,975	112,353	-4.8	295,224	296,327	-0.4

Revenue, net of subcontractor costs	242,641	263,174	-7.8	695,547	747,697	-7.0

Other contract costs	201,475	219,751	-8.3	630,019	608,298	3.6

Gross profit	41,166	43,423	-5.2	65,528	139,399	-53.0

Selling, general and administrative expenses	25,824	25,984	-0.6	91,031	74,054	22.9
Impairment of goodwill and other intangible assets	0	—	—	105,612	—	—

Income (loss) from operations	15,342	17,439	-12.0	(131,115)	65,345	-300.7

Interest expense - net	3,455	2,387	44.7	8,760	7,008	25.0

Income (loss) before income tax expense	11,887	15,052	-21.0	(139,875)	58,337	-339.8

Income tax expense (benefit)	4,483	6,021	-25.5	(31,349)	23,335	-234.3

Net income (loss)	$7,404	$9,031	-18.0	$(108,526)	$35,002	-410.1

Earnings (loss) per share:
Basic	$0.13	$0.16	-18.8	$(1.92)	$0.63	-404.8
Diluted	$0.13	$0.16	-18.8	$(1.92)	$0.61	-414.8

Weighted average common shares outstanding:
Basic	56,808	56,104	1.3	56,640	55,831	1.4
Diluted	57,002	57,157	-0.3	56,640	57,339	-1.2

Percentage of revenue, net of subcontractor costs:
Revenue, net of subcontractor costs	100.0%	100.0%		100.0%	100.0%

Other contract costs	83.0%	83.5%		90.6%	81.4%

Gross profit	17.0%	16.5%		9.4%	18.6%

Selling, general and administrative expenses	10.6%	9.9%		13.1%	9.9%
Impairment of goodwill and other intangible assets	0.0%	0.0%		15.2%	0.0%

Income (loss) from operations	6.4%	6.6%		-18.9%	8.7%

Interest expense - net	1.4%	0.9%		1.3%	0.9%

Income (loss) before income tax expense	5.0%	5.7%		-20.2%	7.8%

Income tax expense (benefit)	1.8%	2.3%		-4.5%	3.1%

Net income (loss)	3.2%	3.4%		-15.7%	4.7%

TETRA TECH, INC.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	July 3, 2005	October 3, 2004
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,505	$48,032
Accounts receivable - net	323,365	374,630
Prepaid expenses and other current assets	20,169	23,857
Income taxes receivable	17,474	6,148
Deferred income taxes	7,854	—
Total current assets	390,367	452,667

PROPERTY AND EQUIPMENT:
Equipment, furniture and fixtures	83,946	87,159
Leasehold improvements	9,446	9,694
Total	93,392	96,853
Accumulated depreciation and amortization	(58,054)	(55,572)
PROPERTY AND EQUIPMENT - NET	35,338	41,281

INCOME TAXES RECEIVABLE	33,800	33,800

DEFERRED INCOME TAXES	3,001	—

GOODWILL	158,175	254,553

INTANGIBLE AND OTHER ASSETS - NET	21,083	26,206

TOTAL ASSETS	$641,764	$808,507

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$89,271	$111,038
Accrued compensation	49,673	55,493
Billings in excess of costs on uncompleted contracts	39,769	28,941
Provisions for losses on contracts	10,117	4,792
Deferred income taxes	—	4,421
Current portion of long-term obligations	17,870	59,024
Other current liabilities	40,689	44,129
Total current liabilities	247,389	307,838

DEFERRED INCOME TAXES	—	11,027

LONG-TERM OBLIGATIONS	99,544	92,142

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of July 3, 2005 and October 3, 2004	—	—
Exchangeable stock of a subsidiary	—	1,426
Common stock - authorized, 85,000 shares of $0.01 par value; issued and outstanding 57,011 and 56,305 shares as of July 3, 2005 and October 3, 2004, respectively	570	563
Additional paid-in capital	250,650	243,490
Accumulated other comprehensive income	491	375
Retained earnings	43,120	151,646
TOTAL STOCKHOLDERS’ EQUITY	294,831	397,500

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$641,764	$808,507

TETRA TECH, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited - in thousands)

	Nine Months Ended
	July 3, 2005	June 27, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(108,526)	$35,002

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	12,372	13,531
Deferred income taxes	(26,304)	(264)
Provision for losses on contracts and related receivables	29,381	6,840
Impairment of goodwill and other intangible assets	105,612	—
Impairment of long-lived assets	2,500	—
Lease exit costs	4,889	—
Loss on disposal of property and equipment	1,367	729

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	26,086	(75,057)
Prepaid expenses and other assets	4,330	(6,166)
Accounts payable	(21,767)	2,211
Accrued compensation	(5,820)	6,084
Billings in excess of costs on uncompleted contracts	10,828	3,981
Other current liabilities	(7,360)	2,427
Income taxes receivable/payable	(11,309)	(11,631)
Net cash provided by (used in) operating activities	16,279	(22,313)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(6,848)	(11,085)
Payments for business acquisitions, net of cash acquired	(8,349)	(31,371)
Proceeds on sale of property and equipment	621	982
Net cash used in investing activities	(14,576)	(41,474)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term obligations	(83,752)	(65,074)
Proceeds from borrowings under long-term obligations	50,000	125,324
Net proceeds from issuance of common stock	5,468	9,468
Net cash provided by (used in) financing activities	(28,284)	69,718

EFFECT OF EXCHANGE RATE CHANGES ON CASH	54	(195)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(26,527)	5,736
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	48,032	33,164

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$21,505	$38,900

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$10,181	$9,244
Income taxes, net of refunds received	$6,283	$34,866